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                             ___________________________

                                  SENTO CORPORATION
                             ___________________________




                                         1996

                             EMPLOYEE STOCK PURCHASE PLAN
                                (AMENDED AND RESTATED)




ARTICLE 1.  THE PLAN

     Sento Corporation, a Utah corporation (the "Company"), hereby amends and restates its Sento Corporation 1996 Employee Stock Purchase Plan (Amended and Restated) (the "Plan"), to provide a method whereby employees of the Company and certain of its subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the $0.25 par value Common Stock of the Company (the "Common Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to meet all of the requirements of such a plan under Code section 423.

ARTICLE 2.  DEFINITIONS

     2.1 BASE PAY. "Base Pay" shall mean salary, wages or other regular rate of pay before reduction for contributions to plans maintained under Code section 401(k) and 125 (such as profit-sharing and cafeteria plans), but excluding overtime, bonuses, and other extraordinary forms of compensation, provided that in no event shall Base Pay exceed $125,000 per year.
     2.2  CODE.  "Code" means the Internal Revenue Code of 1986, as amended.

     2.3  COMMITTEE.  "Committee" shall mean the committee described in Article
11.

     2.4 COMMON STOCK. "Common Stock" means the $0.25 par value Common Stock of the Company.

     2.5  COMPANY.  "Company" means Sento Corporation, a Utah corporation.


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     2.6  ELIGIBLE EMPLOYEE.  "Eligible Employee" shall have the meaning set forth in Section 3.1.

     2.7 EMPLOYEE. "Employee" shall mean any common-law employee of the Company.

     2.8 FAIR MARKET VALUE. "Fair Market Value" with respect to a share of Common Stock shall mean the average of the high and low bid prices as quoted on the Pink Sheets, the OTC Bulletin Board, or similar service, on the applicable date (or the nearest prior business day on which such quotes are available if no quotes are available on the applicable date), or if the Company's Common Stock is listed on an exchange or automated quotation system, the "Fair Market Value" shall be the closing sales price as reported on such exchange or automated quotation system on the applicable date (or the nearest prior business day on which shares of Common Stock traded if no shares of Common Stock traded on the applicable date).

     2.9  OFFERING.  "Offering" shall have the meaning set forth in Section 4.1.

     2.10 OFFERING COMMENCEMENT DATE. "Offering Commencement Date" means the date on which the particular Offering begins as set forth in Section 4.1.

     2.11 OFFERING TERMINATION DATE. "Offering Termination Date" means the date on which the particular Offering terminates as set forth in Section 4.1.

     2.12 OPTIONS. "Option" or "Options" mean the options that are deemed to be granted to Eligible Employees pursuant to Section 5.1.

     2.13 PLAN. "Plan" means the Sento Corporation 1996 Employee Stock Purchase Plan (Amended and Restated).

     2.14 SUBSIDIARY. "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" with respect to the Company as that term is defined in Code section 424. A Subsidiary's employees shall participate in the Plan, however, only if the Subsidiary is designated as a participating Subsidiary by the Committee. References in the Plan to employment by, or periods of employment with, the Company include employment by or with all such participating Subsidiaries, including during periods of employment prior to such participation.

ARTICLE 3.  ELIGIBILITY AND PARTICIPATION

     3.1 INITIAL ELIGIBILITY. Any Employee who has completed 90 days' employment by the Company and shall be employed by the Company on the applicable Offering

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Commencement Date (an "Eligible Employee") shall be eligible to participate in such Offering. Whether or not an Employee participates in any Offering will not have any effect on eligibility in subsequent Offerings.

     3.2 RESTRICTIONS ON PARTICIPATION. Notwithstanding any other Plan provision to the contrary, no Employee shall be granted an Option to purchase Common Stock under the Plan:

          (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any employee); or

          (b) which permits the Employee's rights to purchase stock under all employee stock purchase plans of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is at any time outstanding.


ARTICLE 4.  OFFERINGS

     4.1 OFFERINGS. The Plan will be implemented by semi-annual offerings of Common Stock. In each year until the termination of the Plan on September 30, 2009, an offering shall commence on April 1st and end on September 30th, and a second offering shall commence on October 1st and end on the following March 31st. Each such six-month offering is referred to in the Plan as an "Offering." As long as the number of shares issued under the Plan does not exceed the Maximum Number (defined in Section 10.1), there shall be no maximum number of shares issuable in each respective Offering.

ARTICLE 5.  GRANTING OF OPTIONS

     5.1  NUMBER OF OPTION SHARES.

          (a) On the applicable Offering Commencement Date, each Eligible Employee who has filed with the Company an Authorization described in Section
6.1 shall be deemed to have been granted an Option to purchase a maximum number of shares of Common Stock equal to an amount determined as follows: an amount equal to (i) 15% multiplied by (ii) the Eligible Employee's projected Base Pay for the applicable Offering Period, and (iii) divided by 85% of the Fair Market Value of the Common Stock on the applicable Offering Commencement Date. Such Option shall only be exercisable on the Offering Termination Date.

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          (b)  An Eligible Employee's projected Base Pay for an Offering Period shall be determined by multiplying his or her normal bi-weekly rate of Base Pay (as in effect on the last day prior to the Commencement Date of the Offering) by 26 or the hourly rate by 1,040; provided that, in the case of a part-time hourly employee, the Eligible Employee's projected Base Pay during the Offering Period shall be determined by multiplying such Eligible Employee's hourly rate by the number of regularly scheduled hours of work for such Eligible Employee during such Offering. Notwithstanding anything to the contrary in this Plan, Base Pay shall in no event exceed $125,000 per year.

     5.2 OPTION PRICE. The exercise price of the Options shall be the lower of:

          (a) 85% of the Fair Market Value of Common Stock on the applicable Offering Commencement Date; or

          (b) 85% of the Fair Market Value of Common Stock on the applicable Offering Termination Date.

ARTICLE 6.  PAYROLL DEDUCTIONS

     6.1 AMOUNT OF DEDUCTION. In order to participate in any Offering, an Eligible Employee must file, before the applicable Offering Commencement Date, an authorization in the form attached hereto as EXHIBIT A, (a) electing to participate in the respective Offering, (b) designating the amount (on a percentage basis) of the Employee's Base Pay the Employee desires to have deducted and applied toward to exercise price of the Option granted to the Employee under Section 5.1, and (c) authorizing the Company to deduct the designated amount (on a percentage basis) of the Employee's Base Pay and apply it toward the exercise price of the Option granted to the Employee under Section
5.1 (an "Authorization"). Such deductions shall be made from an Employee's pay on each payday during the time the Employee is a participant in an Offering at the rate designated by the Employee but not more than 15% of the Employee's Base Pay.

     6.2 EMPLOYEE'S ACCOUNT. All payroll deductions made for an Employee shall be credited to an account for the Employee under the Plan. An Employee may not make separate cash payments into such account.

     6.3 CHANGES IN PAYROLL DEDUCTIONS. An Employee may discontinue his or her payroll deductions during an Offering as provided in Article 8, but no other changes can be made during an Offering and, specifically, an Employee may not alter the amount of payroll deductions for that Offering.

     6.4 WITHDRAWAL OF ACCOUNT. By written notice to the Human Resources Department of the Company, at any time prior to the Offering Termination Date applicable to any Offering, an Employee who has elected to pay the exercise price of the Option through

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payroll deduction may elect to terminate his or her
participation in the current Offering and withdraw all the accumulated payroll deductions credited to his or her account at such time.


ARTICLE 7.  EXERCISE OF OPTION

     7.1 EXERCISE. An Employee's Option to purchase Common Stock will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering unless the Employee gives written notice to the Company to withdraw such payroll deductions as hereinafter provided. The Option will be deemed to have been exercised for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable exercise price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to Section 5.1), and any excess in his or her account at that time will be returned to the Employee.

     7.2 FRACTIONAL SHARES. Fractional shares will not be issued under the Plan and the Company, at the sole election of the Committee, may elect either
(i) to return any accumulated payroll deductions, contributions or payments which would have been used to purchase fractional shares to the Employees, or
(ii) to issue the next largest whole number of shares of Common Stock.

     7.3 TRANSFERABILITY OF OPTION. During an Employee's lifetime, Options held by such Employee shall be exercisable only by that Employee.

     7.4 DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company shall, subject to the restrictions described in Section 10.4, at the election of each Employee who has exercised an Option, (i) cause the Company's transfer agent to electronically transfer, in such Employee's name, the shares of Common Stock purchased upon exercise of such Employee's Option to a broker designated by the Company to facilitate prompt sale of such securities, or (ii) cause the Company's transfer agent to deliver to such Employee the shares of Common Stock purchased upon exercise of such Employee's Option.

ARTICLE 8.  WITHDRAWAL

     8.1 IN GENERAL. As indicated in Section 6.4, an Employee may withdraw payroll deductions credited to his or her account under the Plan at any time by giving written notice to the Human Resources Department of the Company. All of the Employee's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt to borrow

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by an Employee on the security of his or her accumulated payroll deductions as an election, under Section 6.4, to withdraw such deductions.

     8.2 NON-EXERCISE OF OPTIONS. An Employee shall have no obligation to exercise an Option. If an Eligible Employee has withdrawn his or her payroll deductions prior to the Offering Termination Date, then the Eligible Employee shall be deemed to have elected not to exercise such Option, and the Option granted to such Eligible Employee for such Offering shall terminate and the Eligible Employee shall have no further rights with respect to such Option. If the amount of payroll deductions credited to an Employee's account are insufficient to purchase the maximum number of shares issuable upon exercise of the Option, the Option will be deemed to have been exercised only for such number of shares as can be purchased with the payroll deductions credited to the Employee's account, and all other rights to purchase the remaining shares issuable pursuant to the Option shall terminate.

     8.3 EFFECT ON SUBSEQUENT PARTICIPATION. An Employee's withdrawal of payroll deductions (which will be deemed to be an election not to exercise the Option granting during the applicable Offering) will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     8.4 TERMINATION OF EMPLOYMENT. Upon termination of an Eligible Employee's employment for any reason including retirement and death, the Option granted to such Employee shall immediately terminate in its entirety, and the payroll deductions or other contributions credited to the Employee's account will be returned to the Employee, or, in the case of the death of the Employee, to the person or persons entitled thereto under Section 12.1. An Employee's employment shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company, provided that such leave of absence is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

ARTICLE 9.  INTEREST

     9.1 PAYMENT OF INTEREST. No interest will be paid or allowed on any money credited to the account of any Employee.

ARTICLE 10.  STOCK

     10.1 MAXIMUM SHARES. The maximum number of shares which may be issued in all Offerings under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4, shall be 200,000 shares of Common Stock (the "Maximum Number"). If the total number of shares for which Options are to be granted on

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any Offering Commencement Date in accordance with Article 5 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro-rata allocation of the shares available for issuance in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

     10.2 EMPLOYEE'S INTEREST IN OPTION STOCK. An Employee will have no interest in stock covered by Options until such Options have been exercised.

     10.3 REGISTRATION OF STOCK. Common Stock to be delivered to an Employee under the Plan will be registered in the name of the Employee, or, if the Employee so directs by written notice to the Human Resources Department of the Company prior to the Offering Termination Date applicable thereto, in the names of the Employee and one such other person as may be designated by the Employee, as joint tenants with rights of survivorship.

     10.4 RESTRICTIONS ON EXERCISE. The Board of Directors may, in its discretion, require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly listed, upon official notice of issuance, upon a stock exchange or automated quotation system, if applicable, and that either:

          (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

          (b) the Employee shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

ARTICLE 11.  ADMINISTRATION

     11.1 APPOINTMENT OF COMMITTEE. The Board of Directors shall appoint a committee (the "Committee") to administer the Plan; provided that during any period of time a Committee has not been appointed by the Board of Directors, the Board of Directors shall be deemed to be the Committee.

     11.2 AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to appoint custodians, accountants and other advisors, and to make all other determinations deemed necessary or advisable for administrating the Plan. The Committee's determination on the foregoing matters shall be conclusive.

     11.3 RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

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The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE 12. MISCELLANEOUS

     12.1 DESIGNATION OF BENEFICIARY. An Employee may file with the Human Resources Department of the Company, a written designation of a beneficiary who is to receive any cash under the Plan upon the Employee's death. Such beneficiary designation may be changed by the Employee at any time by written notice to the Human Resources Department of the Company. Upon the death of an Employee and upon receipt by the Company of proof of the identity and existence at the Employee's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such cash to such beneficiary as may have been deducted from the Employee's pay under the Plan which has not been used to acquire shares of Common Stock under the Plan. Upon the death of an Employee and in the absence of a validly designated surviving beneficiary, the Company shall deliver such cash to the executor or administrator of the deceased Employee's estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash to the spouse or to any one or more dependents of the deceased Employee as the Company may designate. No beneficiary shall, prior to the death of the Employee by whom he or she has been designated, acquire any interest in the cash credited to the Employee's account under the Plan.

     12.2 TRANSFERABILITY. Neither payroll deductions credited to an Employee's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Employee other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 6.4.

     12.3 USE OF FUNDS. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

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     12.4 ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

          (a) If, while any Options are outstanding, the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and in the Option exercise price or prices applicable to such outstanding Options. In addition, in any such event, the Maximum Number of shares subject to the Plan shall be proportionately adjusted. No adjustments shall be made, however, for stock dividends. For purposes of this paragraph (a), any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

          (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

     12.5 AMENDMENT AND TERMINATION. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (a) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.4); or (b) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an Option under the Plan to purchase Common Stock, adversely affect the rights of such Employee under such Option.

     12.6 EFFECTIVE DATE. The Plan has been approved by the Board of Directors and adopted by the Company on April 18, 1996, effective as of such date, subject, however, to approval by the stockholders of the Company or at special or annual meeting of the

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stockholders held within 12 months after the Plan's adoption date.  If the
Plan is not so approved, the Plan shall not become effective. Offerings may commence, however, prior to stockholder approval, but no Options may be exercised until after such approval.

     12.7 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an Employees' employment at any time.

     12.8 EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

ARTICLE 13.  EXECUTION

     The Plan having been adopted on April 18th, 1996, in order to record the amendments set forth herein to restate the Plan as set forth above, the Company has caused its duly authorized officer to execute this Plan document as of the ___ of September, 1999.


                                           SENTO CORPORATION.



                                           By:
                                              ---------------------------------
                                             Its:
                                                 ------------------------------

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                                      EXHIBIT A


                              AUTHORIZATION AND ELECTION


     Pursuant to the Sento Corporation 1996 Employ Stock Purchase Plan (Amended and Restated) (the "Plan), I, the undersigned employee of Sento Corporation (the "Company"), hereby:

     (a) elect to participate in the semi-annual Offering under the Plan commencing on October 1 / April 1 (CIRCLE THAT WHICH APPLIES), __________ (INSERT YEAR) and continuing for six months until the following March 31st / September 30th;

     (b) unless I deliver a notice to the Human Resources Department of the Company prior to the applicable Offering Termination Date electing to terminate my participation in such Offering and to withdraw all accumulated payroll deductions credited to my account at that time, authorize and direct the Company to deduct from each of my bi-weekly paychecks an amount equal to ________ percent (SPECIFY A PERCENTAGE NO GREATER THAN 15%) of my Base Pay and credit such amounts to an account in my name under the Plan; and

     (c) unless I deliver a notice to the Human Resources Department of the Company prior to the applicable Offering Termination Date electing to terminate my participation in such Offering and to withdraw all accumulated payroll deductions credited to my account at that time, hereby authorize and direct the Company to use such payroll deductions to purchase the number of full shares of Common Stock which the accumulated payroll deductions on the Offering Termination Date will purchase at the applicable exercise price (but not in excess of the number of shares for which Options have been granted to me in
Section 5.1 of the Plan) and to return any excess accumulated payroll deductions to me.

     (d) certify that I have read and understood the Plan, agree to be bound by the terms and conditions of the Plan, and understand that the capitalized terms used, but not defined, in this Authorization and Election have the meanings set forth in the Plan.

Dated this ___ day of _________, ______.


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                                   (PRINT NAME)


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                                   (SIGN HERE)

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